UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, Samuel W. Bodman, III resigned from the Board of Directors (the “Board”) of The AES Corporation (the “Company”) effective immediately following the Annual Meeting of Stockholders held on April 19, 2012 (the “Annual Meeting”). In connection with the resignation, the Board approved a reduction in the size of the Board to eleven directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2012, the Company held its Annual Meeting in Arlington, Virginia.

The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of eleven directors to hold office for a one-year term expiring at the annual meeting in 2013 and until their respective successors are elected and qualified:

Director Name	For	Withhold/ Against	Broker Non-Votes
Andres R. Gluski	650,777,304	2,089,709	31,144,336
Zhang Guo Bao	648,200,759	4,666,254	31,144,336
Kristina M. Johnson	642,354,990	10,512,023	31,144,336
Tarun Khanna	648,316,712	4,550,301	31,144,336
John A. Koskinen	643,040,444	9,826,569	31,144,336
Philip Lader	639,155,671	13,711,342	31,144,336
Sandra O. Moose	636,049,841	16,817,171	31,144,336
John B. Morse, Jr.	648,382,937	4,484,076	31,144,336
Philip A. Odeen	642,612,092	10,254,921	31,144,336
Charles O. Rossotti	606,834,776	46,032,237	31,144,336
Sven Sandstrom	648,220,970	4,646,043	31,144,336

There were no abstentions in Proposal 1.

Proposal 2: The ratification of Ernst & Young LLP as AES’ Independent Registered Public Accounting Firm for the year 2012.

For:	557,852,836
Against:	525,125
Abstained:	164,599
Broker Non-Votes:	0

Proposal 3: The consideration of a (non-binding) advisory vote on executive compensation.

For:	630,779,284
Against:	17,409,720
Abstained:	4,676,834
Broker Non-Votes:	31,145,512

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: April 20, 2012	By:	/s/ Victoria D. Harker
Victoria D. Harker
Executive Vice President and Chief Financial Officer